EXHIBIT 99.1
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            LAS VEGAS SANDS CORP. REPORTS THIRD QUARTER 2009 RESULTS


          CONSOLIDATED ADJUSTED PROPERTY EBITDAR INCREASES 11.7 PERCENT
            TO $272.3 MILLION ON NET REVENUE INCREASE OF 3.2 PERCENT

       VENETIAN MACAO DELIVERS RECORD QUARTERLY ADJUSTED PROPERTY EBITDAR
         OF $150.4 MILLION AND RECORD QUARTERLY EBITDAR MARGIN OF 30.5%

 SANDS MACAO ADJUSTED PROPERTY EBITDAR INCREASES 81.0 PERCENT TO $77.1 MILLION



LAS VEGAS, NV (OCTOBER 29, 2009)--Las Vegas Sands Corp. (NYSE: LVS) today reported financial results for the quarter ended September 30, 2009.

COMPANY-WIDE OPERATING RESULTS

Net revenue for the third quarter of 2009 was $1.14 billion, an increase of 3.2% compared to $1.11 billion in the third quarter of 2008. Consolidated adjusted property EBITDAR in the third quarter of 2009 increased 11.7% to $272.3 million, compared to $243.8 million in the year-ago quarter.

On a GAAP (Generally Accepted Accounting Principles) basis, operating income in the third quarter of 2009 was $62.4 million, compared to $28.2 million in the third quarter of 2008, an increase of 121.3%. The increase in operating income was principally due to healthy gaming volumes and the steady execution of our cost savings and efficiency initiatives in Macau, which contributed to stronger margins at each of our properties and a record operating performance in Macau overall. Those record results in Macau were partially offset by lower revenues in Las Vegas and an increase in depreciation and amortization expense.

Adjusted net income (see Note 1) increased $12.0 million to $20.1 million, or $0.03 per diluted share, compared to $8.1 million in the third quarter of 2008, or $0.02 per diluted share.

On a GAAP basis, net loss attributable to common stockholders in the third quarter of 2009, which reflects an increase in income tax expense of $73.7 million, or $0.11 per diluted share, was $123.0 million, compared to $32.2 million in the third quarter of 2008. Diluted loss per share was $0.19 compared to a loss of $0.09 in the prior year quarter. The increase in net loss attributable to common stockholders of $90.8 million reflects the increase in income tax expense, which included the recording of a valuation allowance during the quarter on certain of our United States deferred tax assets, as well as increases in preferred stock dividends and accretion on preferred stock, partially offset by an increase in operating income.

THIRD QUARTER OVERVIEW

Sheldon G. Adelson, chairman and CEO, stated, "We are pleased to report that our properties in Macau delivered a record performance in adjusted property EBITDAR, led by healthy gaming volumes in combination with the consistent execution of our right-sizing and cost savings programs. These efforts resulted in record adjusted property EBITDAR margin at The Venetian Macao of 30.5%, compared to 26.0% in the prior year quarter, and meaningfully improved EBITDAR margin at Sands Macao of 27.5%, compared to 17.1% during the third quarter of last year.

"While our current quarter's results in Las Vegas reflected unusually low table games hold, which negatively impacted our revenues by approximately $40 million, the execution of our cost savings programs has positioned us to deliver improved operating margins and cash flows as the economy recovers. In addition, we just completed the best quarter in our history with respect to future group room night bookings, and today we have more group rooms on the books for 2010 than we expect to realize in calendar year 2009.

"We remain focused on our de-leveraging strategy and during the quarter we increased our financial flexibility by completing both an amendment of our Macau credit facilities and a $600 million pre-IPO exchangeable bond financing. We also filed an application for a listing of our Macau operations on the Hong Kong Stock Exchange.

"In Singapore, we continue to progress on the development of Marina Bay Sands. After topping off the three 55-story hotel towers in July, we are making progress on the installation of the SkyPark(TM), which is the final major structural feature of the property. We are making steady progress on pre-opening activities for each of the major operational areas of the property and remain focused on opening Marina Bay Sands in the first quarter of 2010."

COST SAVINGS PROGRAM UPDATE

Mike Leven, president and COO, stated, "We have effectively completed the implementation of our cost savings and operating efficiencies initiatives across the company. Our annualized cost savings will exceed $500 million across our entire organization and we will continue to pursue additional areas where savings may be achieved. As of September 30, 2009, we have successfully eliminated approximately 90% of these costs from our current expense run rate, or approximately $450 million on an annualized basis. These ongoing efforts have positioned us to benefit from meaningful operating leverage as economic conditions improve. Our adjusted property EBITDAR margins for the company as a whole reached 23.9% during the third quarter, compared to 22.1% in the year ago quarter.

THE VENETIAN MACAO THIRD QUARTER OPERATING RESULTS

"The Venetian Macao delivered a quarterly record $150.4 million in adjusted property EBITDAR for the third quarter. Visitation to The Venetian Macao continues to lead the market, with over 17.7 million visits in 2009, an increase of 4.5% over the first nine months of 2008. Gaming volumes at The Venetian Macao remain healthy, with slot handle increasing 10.9% compared to the quarter one year ago. Mass table volumes at The Venetian Macao continue to lead the market, at nearly $835 million during the quarter. Our Rolling Volume play was $9.06 billion, with the portion of that volume representing direct play increasing to a record 19.3% in the third quarter of 2009, compared to 14.9% in the third quarter of 2008. The increase in direct play is an important development for this business segment, given its meaningfully higher margin structure in comparison to Rolling Volume play that involves the services of a gaming promoter," continued Leven.

"We have now implemented cost savings of approximately $270 million on an annualized basis across our Macau operations, or approximately 90% of our $300 million target. We realized approximately $45 million in cost savings across our Macau operations in the quarter, while approximately $60 million of these savings will be realized in the year ended December 31, 2010."

The following table summarizes our key operating results for The Venetian Macao for the third quarter of 2009 compared to the third quarter of 2008:

                                                                   Three Months Ended
VENETIAN MACAO OPERATIONS                                             September 30,
                                                             ----------------------------
(In millions, except for percentages and basis points)          2009             2008           $ Change           % Change
                                                             -----------      -----------      -----------        -----------
Revenues:
  Casino                                                     $     420.8      $     432.6      $     (11.8)             -2.7%
  Rooms                                                             45.0             51.1             (6.1)            -11.9%
  Food and Beverage                                                 13.6             16.8             (3.2)            -19.0%
  Retail and Other                                                  39.6             52.0            (12.4)            -23.8%
  Less - Promotional Allowances                                    (25.4)           (30.1)             4.7              15.6%
                                                             -----------      -----------      -----------
Net Revenues                                                 $     493.6      $     522.4      $     (28.8)             -5.5%

Adjusted Property EBITDAR                                    $     150.4      $     135.7      $      14.7              10.8%
  EBITDAR Margin %                                                  30.5%            26.0%                               4.5 pts

Operating Income                                             $      95.6      $      81.6      $      14.0              17.2%

GAMING STATISTICS
(In millions, except for percentages and basis points)


Rolling Chip Volume                                          $   9,062.2      $   9,778.7      $    (716.5)             -7.3%
  Rolling Chip Win %(1)                                             2.83%            3.06%                             -0.23 pts


Non-Rolling Chip Table Games Drop                            $     834.9      $     930.6      $     (95.7)            -10.3%
  Non-Rolling Chip Table Games Win %(2)                             23.0%            19.7%                               3.3 pts


Slot Handle                                                  $     609.7      $     549.9      $      59.8              10.9%
  Slot Hold %(3)                                                     7.5%             7.8%                             -0.3 pts

HOTEL STATISTICS

  Occupancy %                                                       88.1%            92.1%                              -4.0 pts

  Average Daily Rate                                         $       198      $       211      $       (13)             -6.2%

  Revenue per Available Room                                 $       175      $       194      $       (19)             -9.8%


(1) This compares to our expected Rolling Chip win percentage of 3.0% (calculated before discounts and commissions).
(2) This compares to our expected Non-Rolling Chip win percentage of 18% to 20% (calculated before discounts).
(3) This compares to our expected slot hold percentage of 6% to 7% (calculated before slot club cash incentives).

SANDS MACAO THIRD QUARTER OPERATING RESULTS

Sands Macao's third quarter operating performance reflected solid gaming volumes and the benefits of the implementation of our cost savings and efficiency programs, with adjusted property EBITDAR increasing to $77.1 million in the quarter, an increase of 81.0% compared to the third quarter of 2008. EBITDAR margin was 27.5% in the quarter, compared to 17.1% in the year-ago quarter, an increase of 1,040 basis points. Our gaming volumes, including slot handle that was up nearly 20% compared to the same quarter last year, continue to reflect the strong market positioning of the Sands Macao on the Macau peninsula.

The following table summarizes our key operating results for the Sands Macao for the third quarter of 2009 compared to the third quarter of 2008:

                                                                   Three Months Ended
SANDS MACAO OPERATIONS                                                September 30,
                                                             ----------------------------
(In millions, except for percentages and basis points)          2009             2008           $ Change           % Change
                                                             -----------      -----------      -----------        -----------
Revenues:
  Casino                                                     $     275.4      $     243.5      $      31.9              13.1%
  Rooms                                                              6.6              6.7             (0.1)             -1.5%
  Food and Beverage                                                  9.4             12.0             (2.6)            -21.7%
  Retail and Other                                                   1.2              1.4             (0.2)            -14.3%
  Less - Promotional Allowances                                    (11.8)           (15.2)             3.4              22.4%
                                                             -----------      -----------      -----------
Net Revenues                                                 $     280.8      $     248.4      $      32.4              13.0%

Adjusted Property EBITDAR                                    $      77.1      $      42.6      $      34.5              81.0%
  EBITDAR Margin %                                                  27.5%            17.1%                              10.4 pts

Operating Income                                             $      64.4      $      28.5      $      35.9             126.0%

GAMING STATISTICS
(In millions, except for percentages and basis points)

Rolling Chip Volume                                          $   5,479.1      $   7,256.4      $  (1,777.3)            -24.5%
  Rolling Chip Win %(1)                                             3.37%            2.35%                              1.02 pts

Non-Rolling Chip Table Games Drop                            $     626.4      $     652.3      $     (25.9)             -4.0%
  Non-Rolling Chip Table Games Win %(2)                             19.0%            17.9%                               1.1 pts

Slot Handle                                                  $     327.5      $     273.1      $      54.4              19.9%
  Slot Hold %(3)                                                     6.6%             7.3%                              -0.7 pts

HOTEL STATISTICS

  Occupancy %                                                       97.9%            98.8%                              -0.9 pts
  Average Daily Rate (ADR)                                   $       254      $       258      $        (4)               -1.6%
  Revenue per Available Room (RevPAR)                        $       248      $       255      $        (7)               -2.7%

(1) This compares to our expected Rolling Chip win percentage of 3.0% (calculated before discounts and commissions).
(2) This compares to our expected Non-Rolling Chip win percentage of 18% to 20% (calculated before discounts).
(3) This compares to our expected slot hold percentage of 6% to 7% (calculated before slot club cash incentives).

FOUR SEASONS MACAO & PLAZA CASINO MACAO THIRD QUARTER OPERATING RESULTS

Net revenues for the Four Seasons Macao were $67.1 million in the third quarter of 2009, with casino revenues representing $54.8 million of that total. The debut of our Paiza mansion suites drove higher Rolling Chip play during the quarter, with Rolling Chip volume for the quarter reaching $2.18 billion. Nearly 50% of that Rolling Chip play was generated in our higher-margin direct rolling program. Rolling Chip win percentage was 2.31%. Adjusted property EBITDAR for the third quarter of 2009 was $10.2 million.

The following table summarizes our key operating results for the Four Seasons Macao for the third quarter of 2009 compared to the second quarter of 2009. This sequential comparison is presented because the Four Seasons Macao opened on August 28, 2008, and was only open for 34 days during the third quarter of 2008.


FOUR SEASONS MACAO & PLAZA CASINO MACAO OPERATIONS                Three Months Ended
                                                             ----------------------------
                                                             September 30       June 30,
(In millions, except for percentages and basis points)           2009             2008          $ Change           % Change
                                                             ------------     -----------      -----------        -----------
Revenues:
  Casino                                                     $       54.8     $      39.6      $      15.2              38.4%
  Rooms                                                               5.5             4.2              1.3              31.0%
  Food and Beverage                                                   3.9             3.1              0.8              25.8%
  Retail and Other                                                    8.0             6.6              1.4              21.2%
  Less - Promotional Allowances                                      (5.1)           (4.8)            (0.3)             -6.3%
                                                             ------------     -----------      -----------
Net Revenues                                                 $       67.1     $      48.7      $      18.4              37.8%

Adjusted Property EBITDAR                                    $       10.2     $       5.6      $       4.6              82.1%
  EBITDAR Margin %                                                   15.1%           11.4%                               3.7 pts

Operating Loss                                               $       (4.3)     $     (8.0)     $       3.7              46.3%

GAMING STATISTICS
(In millions, except for percentages)

Rolling Chip Volume                                          $    2,183.7     $     566.1      $   1,617.6             285.8%
  Rolling Chip Win %(1)                                              2.31%           3.27%                             -0.96 pts

Non-Rolling Chip Table Games Drop                            $       82.9     $      80.8      $       2.1               2.6%
  Non-Rolling Chip Table Games Win %(2)                              22.3%           27.3%                              -5.0 pts

Slot Handle                                                  $       60.6     $      56.1      $       4.5               8.0%
  Slot Hold %(3)                                                      5.4%            6.0%                               0.6 pts

HOTEL STATISTICS

  Occupancy %                                                        56.2%           44.5%                              11.7 pts
  Average Daily Rate (ADR)                                   $        294     $       291      $         3               1.0%
  Revenue per Available Room (RevPAR)                        $        165     $       130      $        35              26.9%

(1) This compares to our expected Rolling Chip win percentage of 3.0% (calculated before discounts and commissions).
(2) This compares to our expected Non-Rolling Chip win percentage of 18% to 20% (calculated before discounts).
(3) This compares to our expected slot hold percentage of 6% to 7% (calculated before slot club cash incentives).

LAS VEGAS THIRD QUARTER OPERATING RESULTS

"The Venetian Las Vegas and The Palazzo produced an adjusted property EBITDAR of $34.5 million for the quarter. The greatest impact to our operating results in Las Vegas was low table hold, which negatively impacted our revenues by approximately $40 million. Hotel revenues were also down as a result of a lower ADR at both properties.

"Despite an extremely low table hold and reduced room revenues, the quarter yielded an increase in our slot hold percentage and we saw demand for future group rooms continue to accelerate. In fact, we put more future group room nights on the books this quarter than we have during any other 90-day period in our history," stated Leven.

The following table summarizes our key operating results for our Las Vegas operations for the third quarter of 2009 compared to the third quarter of 2008:

                                                                   Three Months Ended
LAS VEGAS OPERATIONS                                                  September 30,
                                                             ----------------------------
(In millions, except for percentages and basis points)          2009             2008           $ Change           % Change
                                                             -----------      -----------      -----------        -----------
Revenues:
  Casino                                                     $       99.0     $     113.2      $     (14.2)            -12.5%
  Rooms                                                              98.6           130.5            (31.9)            -24.4%
  Food and Beverage                                                  41.8            61.6            (19.8)            -32.1%
  Retail and Other                                                   30.7            48.5            (17.8)            -36.7%
  Less - Promotional Allowances                                     (42.0)          (45.8)             3.8               8.3%
                                                             -----------      -----------      -----------
Net Revenues                                                 $      228.1     $     308.0      $     (79.9)            -25.9%

Adjusted Property EBITDAR                                    $       34.5     $      73.3      $     (38.8)            -52.9%
  EBITDAR Margin %                                                   15.1%           23.8%                              -8.7 pts

Operating Income (Loss)                                      $      (28.9)     $      6.1      $     (35.0)           -573.8%

GAMING STATISTICS
(In millions, except for percentages and basis points)

Table Games Drop                                             $      429.7     $     477.2      $     (47.5)            -10.0%
  Table Games Win %(1)                                               12.2%           13.8%                              -1.6 pts

Slot Handle                                                  $      672.2     $     976.6      $    (304.4)            -31.2%
  Slot Hold %(2)                                                      7.8%            6.0%                               1.8 pts

HOTEL STATISTICS

The Venetian Las Vegas:
  Occupancy %                                                        88.7%           92.0%                              -3.3 pts
  Average Daily Rate                                         $        171     $       207      $       (36)            -17.4%
  Revenue per Available Room                                 $        152     $       191      $       (39)            -20.4%

The Palazzo:
  Occupancy %                                                        87.9%           94.5%                              -6.6 pts
  Average Daily Rate                                         $        174     $       231      $       (57)            -24.7%
  Revenue per Available Room                                 $        153     $       218      $       (65)            -29.8%

(1) This compares to our expected table games win percentage of 20% to 22% (calculated before discounts).
(2) This compares to our expected slot hold percentage of 6% to 7% (calculated before slot club cash incentives).

SANDS BETHLEHEM THIRD QUARTER OPERATING RESULTS

Sands Bethlehem in Bethlehem, Pennsylvania opened the first phase of its facilities for business in May 2009, featuring 3,000 slot machines, dining and entertainment amenities. In the property's first full quarter of operations, net revenues were $63.0 million, operating income was $0.9 million, and adjusted property EBITDAR was $8.3 million. Slot handle was $813.3 million while slot hold percentage was 7.2%.

OTHER FACTORS AFFECTING EARNINGS

Other Asia adjusted property EBITDAR was negative $8.1 million, which was mainly from losses generated by our CotaiJet ferry service in the quarter.

Pre-opening expenses, related principally to Marina Bay Sands in Singapore, Four Seasons Macao and resorts for which development is currently suspended on the Cotai Strip, decreased to $28.9 million in the third quarter of 2009, compared to $40.8 million in the third quarter of 2008.

Depreciation and amortization expense was $148.7 million in the third quarter of 2009, compared to $132.2 million in the third quarter of 2008. The increase was principally driven by increased depreciation related to the openings of the Four Seasons Macao and Sands Bethlehem.

Interest expense, net of amounts capitalized, was $88.5 million for the third quarter of 2009, compared to $90.5 million during the third quarter of 2008. Our average borrowing cost in the third quarter of 2009 was 3.8% compared to 5.6% in the third quarter of 2008. Capitalized interest was $16.9 million during the third quarter of 2009, compared to $38.4 million during the third quarter of 2008.

Corporate expense was $17.5 million in the third quarter of 2009, compared to $23.4 million in the third quarter of 2008.

Other expense was $1.6 million in the third quarter of 2009 compared to other income of $7.2 million in the third quarter of 2008. The other expense relates principally to a decrease in the value of interest rate caps in the quarter, which was partially offset by foreign exchange gains recognized in the quarter.

The company's effective tax rate reflects the recording of a valuation allowance of $67.8 million in the current quarter related to certain of our United States deferred tax assets.

BALANCE SHEET ITEMS

Unrestricted cash balances as of September 30, 2009, were $3.09 billion, while restricted cash balances were $229.1 million. Of the restricted cash balances, $196.7 million is restricted for Macau-related construction and $15.5 million is restricted for construction of Marina Bay Sands in Singapore.

As of September 30, 2009, total debt outstanding, including the current portion, was $11.76 billion. Scheduled principal payments required for the remainder of 2009 and in 2010 total $35.6 million and $191.4 million, respectively.

CAPITAL EXPENDITURES

Capital expenditures during the third quarter totaled $516.5 million. This includes construction and development activities of $370.9 million at Marina Bay Sands, $100.7 million in Macau, $38.3 million at Sands Bethlehem, and $6.6 million in Las Vegas.


                                    #  #  #


CONFERENCE CALL INFORMATION

The company will hold a conference call to discuss the company's results on Thursday, October 29, 2009 at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time). Interested parties can listen to the conference call through a live audio webcast at WWW.LASVEGASSANDS.COM (click on Investor Information).


FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve a number of risks, uncertainties or other factors beyond the company's control, which may cause material differences in actual results, performance or other expectations. These factors include, but are not limited to, general economic conditions, competition, new ventures, substantial leverage and debt service, government regulation, legalization of gaming, interest rates, future terrorist acts, influenza, insurance, gaming promoters, risks relating to our Macau gaming subconcession, infrastructure in Macau and other factors detailed in the reports filed by Las Vegas Sands Corp. with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. Las Vegas Sands Corp. assumes no obligation to update such information.

NOTE 1

Adjusted net income excludes pre-opening expense, development expense, impairment loss, loss on disposal of assets, loss on modification or early retirement of debt, legal settlement expense, preferred stock dividends, accretion to redemption value of preferred stock issued to the Principal Stockholder's family, and United States deferred tax valuation allowance.

--------------------------------------------------------------------------------

ABOUT LAS VEGAS SANDS CORP.

Las Vegas Sands Corp. (NYSE: LVS) is the leading international developer of multi-use integrated resorts.

The Las Vegas, Nevada-based company owns and operates The Venetian Resort-Hotel-Casino, The Palazzo Resort-Hotel-Casino, and the Sands Expo and Convention Center in Las Vegas and the Sands Casino Resort Bethlehem(TM) in Eastern Pennsylvania. The company also owns and operates The Venetian Macao Resort-Hotel and the Sands Macao in the People's Republic of China (PRC) Special Administrative Region of Macau. In addition, LVS owns the Four Seasons Hotel Macao and is also developing the Marina Bay Sands(TM) integrated resort in Singapore.

LVS is also creating the Cotai Strip(R), a master-planned development of resort-casino properties in Macau. At completion, the Cotai Strip will feature approximately 21,000 rooms from world-renowned hotel brands such as St. Regis, Sheraton, Shangri-La, Traders, Hilton, Conrad, Fairmont, Raffles, Holiday Inn, and InterContinental.

For more information, please visit WWW.LASVEGASSANDS.COM

CONTACTS:

Investment Community:       Daniel Briggs    (702) 414-1221
Media:                      Ron Reese        (702) 414-3607


LAS VEGAS SANDS CORP.
THIRD QUARTER 2009 RESULTS
NON-GAAP RECONCILIATIONS

================================================================================
Within the company's third quarter 2009 press release, the company makes reference to certain non-GAAP financial measures including "adjusted net income," "adjusted earnings per diluted share," "adjusted EBITDA," and "adjusted property EBITDAR." Whenever such information is presented, the company has complied with the provisions of the rules under Regulation G and Item 2.02 of Form 8-K. The specific reasons why the company's management believes that the presentation of each of these non-GAAP financial measures provides useful information to investors regarding Las Vegas Sands Corp.'s financial condition, results of operations and cash flows has been provided in the Form 8-K filed in connection with this press release.
================================================================================


Adjusted EBITDA consists of operating income (loss) before depreciation and amortization, impairment loss, gain or loss on disposal of assets, pre-opening expense, development expense, and stock-based compensation. Adjusted property EBITDAR consists of operating income (loss) before depreciation and amortization, impairment loss, gain or loss on disposal of assets, pre-opening expense, development expense, stock-based compensation, corporate expense, and rental expense. Reconciliations of GAAP operating income (loss) and GAAP net income (loss) to adjusted EBITDA and adjusted property EBITDAR are included in the financial schedules accompanying this release.

Las Vegas Sands Corp. and Subsidiaries
Condensed Consolidated Statements of Operations
(In thousands, except share and per share data)
(Unaudited)

                                                                 Three Months Ended                  Nine Months Ended
                                                                   September 30,                       September 30,
                                                              2009              2008              2009              2008
                                                         -------------     -------------      -------------    --------------
Revenues:
  Casino                                                 $     908,255     $     805,258      $   2,504,233    $    2,404,973
  Rooms                                                        155,673           188,794            492,030           575,172
  Food and beverage                                             74,457            91,025            248,852           272,315
  Retail and other                                              95,604           123,233            304,976           290,791
                                                         -------------     -------------      -------------    --------------
                                                             1,233,989         1,208,310          3,550,091         3,543,251
  Less - promotional allowances                                (92,845)         (102,876)          (271,185)         (246,680)
                                                         -------------     -------------      -------------    --------------
                                                             1,141,144         1,105,434          3,278,906         3,296,571
                                                         -------------     -------------      -------------    --------------

Operating expenses:
  Resort operations                                            877,224           871,290          2,520,646         2,501,723
  Rental expense                                                 6,691             8,437             22,497            25,573
  Corporate expense                                             17,519            23,390            105,250            82,529
  Pre-opening expense                                           28,855            40,777            115,619           105,470
  Development expense                                               80             1,153                344            11,504
  Depreciation and amortization                                148,677           132,239            431,559           364,753
  Impairment loss                                                    -                 -            151,175                 -
  (Gain) loss on disposal of assets                               (284)              (47)             4,500             6,977
                                                         -------------     -------------      -------------    --------------
                                                             1,078,762         1,077,239          3,351,590         3,098,529
                                                         -------------     -------------      -------------    --------------

Operating income (loss)                                         62,382            28,195            (72,684)          198,042

  Interest income                                                1,599             3,215              9,840            11,813
  Interest expense, net of amounts capitalized                 (88,514)          (90,535)          (224,503)         (293,709)
  Other income (expense)                                        (1,564)            7,209             (6,534)           11,624
  Loss on modification or early retirement of debt                (204)                -               (204)           (4,022)
                                                         -------------     -------------      -------------    --------------

Loss before income taxes                                       (26,301)          (51,916)          (294,085)          (76,252)

Income tax benefit (expense)                                   (54,316)           19,425               (641)           19,533
                                                         -------------     -------------      -------------    --------------

Net loss                                                       (80,617)          (32,491)          (294,726)          (56,719)

Noncontrolling interest                                          4,111               283              7,674             4,481
                                                         -------------     -------------      -------------    --------------

Net loss attributable to Las Vegas Sands Corp.                 (76,506)          (32,208)          (287,052)          (52,238)

Preferred stock dividends                                      (23,350)                -            (69,676)                -
Accretion to redemption value of preferred stock
      issued to Principal Stockholder's family                 (23,136)                -            (69,408)                -
                                                         -------------     -------------      -------------    --------------

Net loss attributable to common stockholders             $    (122,992)    $     (32,208)     $    (426,136)   $      (52,238)
                                                         =============     =============      =============    ==============

Basic and diluted loss per share                         $       (0.19)    $       (0.09)     $       (0.65)   $        (0.15)
                                                         =============     =============      =============    ==============

Basic and diluted weighted average shares outstanding      660,245,590       355,393,259        655,687,503       355,344,306
                                                         =============     =============      =============    ==============

Las Vegas Sands Corp. and Subsidiaries
Non-GAAP Measure
(In thousands)
(Unaudited)

The following are reconciliations of Operating Income (Loss) to Adjusted EBITDA and Adjusted Property EBITDAR

                                                  Three Months Ended September 30, 2009

                               Depreciation (Gain) Loss     Pre-                    (1)                                    Adjusted
                   Operating       and      on Disposal   Opening  Development  Stock-Based  Adjusted  Corporate  Rental   Property
                  Income(Loss) Amortization  of Assets    Expense    Expense   Compensation   EBITDA    Expense  Expense   EBITDAR
                  ------------ ------------ ----------  ---------  ----------- ------------ ---------  --------- -------- ---------
The Venetian Macao $   95,580  $    51,056   $    (323) $     (10)  $      -    $   2,032   $ 148,335  $      -  $  2,054 $ 150,389

Sands Macao            64,432       11,430           6          -          -          892      76,760         -       355    77,115

Four Seasons Macao     (4,322)      12,876          28        722          -          193       9,497         -       655    10,152
                  ------------ ------------ ----------  ---------  ----------- ------------ ---------  --------- -------- ---------

   Macau Property
     Operations       155,690       75,362        (289)       712          -        3,117     234,592         -     3,064   237,656

Las Vegas Operating
     Properties       (28,908)      58,706           3         (1)         -        4,578      34,378         -        74    34,452

Sands Bethlehem           917        7,033           -       (262)         -          635       8,323         -         -     8,323
                  ------------ ------------ ----------  ---------  ----------- ------------ ---------  --------- -------- ---------

   United States
      Property
      Operations      (27,991)      65,739           3       (263)         -        5,213      42,701         -        74    42,775

Other Asia (2)        (12,344)       3,701           2        460          -           93      (8,088)        -         -    (8,088)

Other Development     (32,389)         810           -     27,946         80            -      (3,553)        -     3,553         -

Corporate             (20,584)       3,065           -          -          -            -     (17,519)   17,519         -         -
                  ------------ ------------ ----------  ---------  ----------- ------------ ---------  --------- -------  ---------
                   $   62,382  $   148,677   $    (284)  $ 28,855   $     80    $   8,423   $ 248,133  $ 17,519  $  6,691 $ 272,343
                  ============ ============ ==========  =========  =========== ============ =========  ========= ======== =========

                                                  Three Months Ended September 30, 2008

                               Depreciation (Gain) Loss     Pre-                    (1)                                    Adjusted
                   Operating       and      on Disposal   Opening  Development  Stock-Based  Adjusted  Corporate  Rental   Property
                  Income(Loss) Amortization  of Assets    Expense    Expense   Compensation   EBITDA    Expense  Expense   EBITDAR
                  ------------ ------------ ----------  ---------  ----------- ------------ ---------  --------- -------- ---------
The Venetian Macao $   81,641  $    48,935   $       2  $     840   $      -    $   2,279   $ 133,697  $      -  $  2,040 $ 135,737

Sands Macao            28,492       12,689          14          -          -        1,045      42,240         -       351    42,591

Four Seasons Macao     (4,178)       3,562           -      3,264          -          136       2,784         -       179     2,963
                  ------------ ------------ ----------  ---------  ----------- ------------ ---------  --------- -------- ---------

   Macau Property
     Operations       105,955       65,186          16      4,104          -        3,460     178,721         -     2,570   181,291

Las Vegas Operating
     Properties         6,095       60,024         (63)       208          -        5,306      71,570         -     1,746    73,316

Other Asia (2)        (16,505)       2,552           -      2,217         39          849     (10,848)        -         -   (10,848)

Other Development     (41,327)       1,844           -     34,248      1,114            -      (4,121)        -     4,121         -

Corporate             (26,023)       2,633           -          -          -            -     (23,390)   23,390         -         -
                  ------------ ------------ ----------  ---------  ----------- ------------ ---------  --------- -------- ---------
                   $   28,195  $   132,239   $     (47) $  40,777   $  1,153    $   9,615   $ 211,932  $ 23,390  $  8,437 $ 243,759
                  ============ ============ ==========  =========  =========== ============ =========  ========= ======== =========

                                                   Nine Months Ended September 30, 2009

                                            Impairment
                               Depreciation   and Loss     Pre-                    (1)                                     Adjusted
                   Operating       and      on Disposal   Opening  Development  Stock-Based  Adjusted  Corporate  Rental   Property
                  Income(Loss) Amortization  of Assets    Expense    Expense   Compensation   EBITDA    Expense  Expense   EBITDAR
                  ------------ ------------ ----------  ---------  ----------- ------------ ---------  --------- -------- ---------
The Venetian Macao $  215,233  $   151,974   $   4,447  $    (105)  $      -    $   4,139   $ 375,688  $      -  $  6,161 $ 381,849

Sands Macao           149,631       36,062          93          -          -        1,674     187,460         -     1,062   188,522

Four Seasons Macao    (21,809)      37,517          65      2,008          -          336      18,117         -     1,966    20,083
                  ------------ ------------ ----------  ---------  ----------- ------------ ---------  --------- -------- ---------

   Macau Property
     Operations       343,055      225,553       4,605      1,903          -        6,149     581,265         -     9,189   590,454

Las Vegas Operating
     Properties      (140,913)     175,263     151,068        (55)         -       14,078     199,441         -     2,895   202,336

Sands Bethlehem         1,480        8,998           -       (262)         -          944      11,160         -         -    11,160
                  ------------ ------------ ----------  ---------  ----------- ------------ ---------  --------- -------- ---------

   United States
     Property
     Operations      (139,433)     184,261     151,068       (317)         -       15,022     210,601         -     2,895   213,496

Other Asia (2)        (36,060)      10,179           2      1,355          5          530     (23,989)        -         -   (23,989)

Other Development    (126,618)       3,188           -    112,678        339            -     (10,413)        -    10,413         -

Corporate            (113,628)       8,378           -          -          -            -    (105,250)  105,250         -         -
                  ------------ ------------ ----------  ---------  ----------- ------------ ---------  --------- -------- ---------
                   $  (72,684) $   431,559   $ 155,675  $ 115,619   $    344    $  21,701   $ 652,214  $105,250  $ 22,497 $ 779,961
                  ============ ============ ==========  =========  =========== ============ =========  ========= ======== =========

                                                   Nine Months Ended September 30, 2008

                               Depreciation (Gain) Loss     Pre-                    (1)                                    Adjusted
                   Operating       and      on Disposal   Opening  Development  Stock-Based  Adjusted  Corporate  Rental   Property
                  Income(Loss) Amortization  of Assets    Expense    Expense   Compensation   EBITDA    Expense  Expense   EBITDAR
                  ------------ ------------ ----------  ---------  ----------- ------------ ---------  --------- -------- ---------
The Venetian Macao $  222,105  $   142,573   $      41  $   9,565   $      -    $   5,806   $ 380,090  $      -  $  6,137 $ 386,227

Sands Macao           118,247       39,118       1,159        128          -        2,576     161,228         -     1,055   162,283

Four Seasons Macao     (4,178)       3,562           -      3,264          -          136       2,784         -       179     2,963
                  ------------ ------------ ----------  ---------  ----------- ------------ ---------  --------- -------- ---------

   Macau Property
     Operations       336,174      185,253       1,200     12,957          -        8,518     544,102         -     7,371   551,473

Las Vegas Operating
     Properties       105,606      163,988       5,915      7,095          -       14,302     296,906         -     5,591   302,497

Other Asia (2)        (46,492)       5,929        (138)     3,254      1,145        2,216     (34,086)        -         -   (34,086)

Other Development    (107,487)       2,353           -     82,164     10,359            -     (12,611)        -    12,611         -

Corporate             (89,759)       7,230           -          -          -            -     (82,529)   82,529         -         -
                  ------------ ------------ ----------  ---------  ----------- ------------ ---------  --------- -------- ---------
                   $  198,042  $   364,753   $   6,977  $ 105,470   $ 11,504    $  25,036   $ 711,782  $ 82,529  $ 25,573 $ 819,884
                  ============ ============ ==========  =========  =========== ============ =========  ========= ======== =========

(1)   During the three months ended September 30, 2009 and 2008, the Company  recorded  stock-based  compensation  expense of $12.0 million and $15.4  million,  respectively,  of which $2.2 million and $4.5  million,  respectively,  is included in corporate expense and $1.4 million and $1.3 million,  respectively, is included in pre-opening and development expense on the Company's condensed  consolidated  statements of  operations.  During the nine months ended  September  30, 2009 and 2008,  the Company recorded stock-based compensation expense of $32.9 million and $39.2 million,  respectively,  of which $6.9 million and $10.8 million,  respectively,  is included in corporate  expense and $4.3 million and $3.4  million,  respectively,  is included in pre-opening and development expense on the Company's condensed consolidated statements of operations.

(2)   Primarily includes the results of the CotaiJet ferry operations.

Las Vegas Sands Corp. and Subsidiaries
Non-GAAP Measure
(In thousands)
(Unaudited)

The following is a  reconciliation  of Net Loss  Attributable  to Las Vegas Sands Corp. to Adjusted EBITDA
and Adjusted Property EBITDAR:

                                                           Three Months Ended           Nine Months Ended
                                                              September 30,               September 30,
                                                           2009         2008           2009          2008
                                                        ----------   ----------     -----------  ----------
Net loss attributable to Las Vegas Sands Corp.          $ (76,506)   $ (32,208)     $ (287,052)  $ (52,238)
  Add (deduct) :
     Noncontrolling interest                               (4,111)        (283)         (7,674)     (4,481)
     Income tax (benefit) expense                          54,316      (19,425)            641     (19,533)
     Other (income) expense                                 1,564       (7,209)          6,534     (11,624)
     Interest income                                       (1,599)      (3,215)         (9,840)    (11,813)
     Interest expense, net of amounts capitalized          88,514       90,535         224,503     293,709
     Loss on modification or early retirement of debt         204           --             204       4,022
     Depreciation and amortization                        148,677      132,239         431,559     364,753
     (Gain) loss on disposal of assets                       (284)         (47)          4,500       6,977
     Impairment loss                                           --           --         151,175          --
     Pre-opening expense                                   28,855       40,777         115,619     105,470
     Development expense                                       80        1,153             344      11,504
     Stock-based compensation (1)                           8,423        9,615          21,701      25,036
                                                        ---------    ---------      ----------   ---------

Adjusted EBITDA                                           248,133      211,932         652,214     711,782

  Add :
     Rental expense                                         6,691        8,437          22,497      25,573
     Corporate expense                                     17,519       23,390         105,250      82,529
                                                        ---------    ---------      ----------   ---------
Adjusted Property EBITDAR                               $ 272,343    $ 243,759      $  779,961   $ 819,884
                                                        =========    =========      ==========   =========

(1)  See prior page

_______________________

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data - Net Revenues
(In thousands)
(Unaudited)

502005                                                      Three Months Ended          Nine Months Ended
                                                              September 30,               September 30,
                                                           2009         2008           2009         2008
                                                        ----------   ----------     ----------   ----------
The Venetian Macao                                      $  493,579   $  522,409     $1,420,445   $1,471,823
Sands Macao                                                280,794      248,444        739,404      784,943
Four Seasons Macao                                          67,052       20,303        162,743       20,303
Las Vegas Operating Properties                             228,095      307,965        836,601    1,007,942
Sands Bethlehem                                             62,994           --         95,705           --
Other Asia                                                   8,630        6,313         24,008       11,560
                                                        ----------   ----------     ----------   ----------
                                                        $1,141,144   $1,105,434     $3,278,906   $3,296,571
                                                        ==========   ==========     ==========   ==========
_______________________

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data - Adjusted Property EBITDAR as a Percentage of Net Revenues
(Unaudited)

                                                           Three Months Ended          Nine Months Ended
                                                              September 30,               September 30,
                                                           2009          2008          2009         2008
                                                        -----------  -----------    -----------  ----------
The Venetian Macao                                         30.5%         26.0%         26.9%        26.2%
Sands Macao                                                27.5%         17.1%         25.5%        20.7%
Four Seasons Macao                                         15.1%         14.6%         12.3%        14.6%
Las Vegas Operating Properties                             15.1%         23.8%         24.2%        30.0%
Sands Bethlehem                                            13.2%           N/A         11.7%          N/A
Other Asia                                                -93.7%       -171.8%        -99.9%      -294.9%

Total                                                      23.9%         22.1%         23.8%        24.9%

Las Vegas Sands Corp. and Subsidiaries
Non-GAAP Measure - Adjusted Net Income and Adjusted Earnings Per Diluted Share (In thousands, except share and per share data)
(Unaudited)

                                                               Three Months Ended               Nine Months Ended
                                                                 September 30,                    September 30,
                                                              2009            2008             2009             2008
                                                        --------------   --------------   --------------   --------------
Net loss attributable to common stockholders            $    (122,992)   $     (32,208)   $    (426,136)   $     (52,238)

U.S. deferred tax valuation allowance                          67,797                -                -                -
Pre-opening expense                                            28,855           39,061          115,619           97,755
Development expense                                                80              913              344            8,137
Impairment loss                                                     -                -          151,175                -
(Gain) loss on disposal of assets                                (284)             377            4,500            4,907
Loss on modification or early retirement of debt                  204                -              204            4,022
Legal settlement expense                                            -                -           42,500                -
Preferred stock dividends                                      23,350                -           69,676                -
Accretion to redemption value of preferred stock
      issued to Principal Stockholder's family                 23,136                -           69,408                -
                                                        --------------   --------------   --------------   --------------

Adjusted net income                                     $      20,146    $       8,143    $      27,290    $      62,583
                                                        ==============   ==============   ==============   ==============
Per diluted share of common stock:
Net loss attributable to common stockholders            $       (0.16)   $       (0.09)   $       (0.60)   $       (0.15)

U.S. deferred tax valuation allowance                            0.09                -                -                -
Pre-opening expense                                              0.04             0.11             0.16             0.28
Development expense                                                 -                -                -             0.02
Impairment loss                                                     -                -             0.21                -
(Gain) loss on disposal of assets                                   -                -             0.01             0.02
Loss on modification or early retirement of debt                    -                -                -             0.01
Legal settlement expense                                            -                -             0.06                -
Preferred stock dividends                                        0.03                -             0.10                -
Accretion to redemption value of preferred stock
      issued to Principal Stockholder's family                   0.03                -             0.10                -
                                                        --------------   --------------   --------------   --------------

Adjusted earnings per diluted share                     $        0.03    $        0.02    $        0.04    $        0.18
                                                        ==============   ==============   ==============   ==============

Weighted average diluted shares outstanding               746,216,623      355,629,027      705,728,431      355,928,046

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data Schedule
(Unaudited)

                                                  Three Months Ended               Nine Months Ended
                                                     September 30,                   September 30,
                                                   2009         2008               2009         2008
                                                 ---------    ---------          ---------    ---------
Room Statistics:
    The Venetian Macao:
       Occupancy %                                   88.1%        92.1%              80.6%        83.7%
       Average daily room rate (ADR) (1)          $   198      $   211            $   205      $   222
       Revenue per available room (RevPAR) (2)    $   175      $   194            $   165      $   186

    Sands Macao:
       Occupancy %                                   97.9%        98.8%              97.5%        98.4%
       Average daily room rate (ADR) (1)          $   254      $   258            $   258      $   266
       Revenue per available room (RevPAR) (2)    $   248      $   255            $   252      $   262

    Four Seasons Macao:
       Occupancy %                                   56.2%        31.4%              46.5%        31.4%
       Average daily room rate (ADR) (1)          $   294      $   440            $   293      $   440
       Revenue per available room (RevPAR) (2)    $   165      $   138            $   136      $   138

    The Venetian Las Vegas:
       Occupancy %                                   88.7%        92.0%              88.9%        91.2%
       Average daily room rate (ADR) (1)          $   171      $   207            $   189      $   242
       Revenue per available room (RevPAR) (2)    $   152      $   191            $   168      $   221

    The Palazzo:
       Occupancy %                                   87.9%        94.5%              90.7%        89.4%
       Average daily room rate (ADR) (1)          $   174      $   231            $   201      $   239
       Revenue per available room (RevPAR) (2)    $   153      $   218            $   182      $   213

Casino Statistics:
    The Venetian Macao:
       Table games win per unit per day (3)       $ 8,244      $ 7,380            $ 8,057      $ 6,670
       Slot machine win per unit per day (4)      $   230      $   207            $   218      $   170
       Average number of table games                  591          711                603          757
       Average number of slot machines              2,163        2,247              2,154        2,375

    Sands Macao:
       Table games win per unit per day (3)       $ 8,080      $ 5,689            $ 7,031      $ 5,487
       Slot machine win per unit per day (4)      $   202      $   172            $   198      $   177
       Average number of table games                  408          549                419          584
       Average number of slot machines              1,156        1,254              1,117        1,278

    Four Seasons Macao:
       Table games win per unit per day (3)       $ 6,928      $ 5,220            $ 5,032      $ 5,220
       Slot machine win per unit per day (4)      $   173      $    70            $   154      $    70
       Average number of table games                  108           95                107           95
       Average number of slot machines                207          210                215          210

    The Venetian Las Vegas:
       Table games win per unit per day (3)       $ 2,944      $ 1,501            $ 3,191      $ 4,134
       Slot machine win per unit per day (4)      $   213      $   233            $   210      $   203
       Average number of table games                  115          131                119          131
       Average number of slot machines              1,486        1,633              1,467        1,664

    The Palazzo:
       Table games win per unit per day (3)       $ 1,779      $ 4,053            $ 3,157      $ 3,347
       Slot machine win per unit per day (4)      $   181      $   181            $   171      $   170
       Average number of table games                  130          129                133          128
       Average number of slot machines              1,408        1,392              1,408        1,393

    Sands Bethlehem:
       Slot machine win per unit per day (4)      $   213          N/A            $   224          N/A
       Average number of slot machines              2,977          N/A              2,984          N/A

------------------

(1)   ADR is calculated by dividing total room revenue by total rooms occupied.

(2) RevPAR is calculated by dividing total room revenue by total rooms available.

(3)   Table  games  win  per  unit  per  day  is  shown  before   discounts  and
      commissions.

(4) Slot machine win per unit per day is shown before deducting cost for slot points.